Exhibit 99.1

Imperial renews annual normal course issuer bid

Calgary, AB – June 23, 2026 – Imperial Oil Limited (TSE: IMO, NYSE American: IMO) announced today that it has received final acceptance from the Toronto Stock Exchange (TSX) for a normal course issuer bid (NCIB) to repurchase up to five percent of its 483,592,715 outstanding common shares as of June 15, 2026, or a maximum of 24,179,635 shares during the next 12 months. This maximum will be reduced by the number of shares purchased from ExxonMobil, Imperial’s majority shareholder, as described below.

The new one-year program will begin on June 29, 2026, and will end should the company purchase the maximum allowable number of shares, or on June 28, 2027.

Imperial has established an automatic share purchase plan with its designated broker to facilitate the purchase of common shares, both from public shareholders and from ExxonMobil, during times when Imperial would ordinarily not be permitted to purchase due to regulatory restrictions or self-imposed black-out periods. Before entering a black-out period, Imperial may, but is not required to, instruct the broker to make purchases under the NCIB based on parameters set by Imperial in accordance with the share purchase plan, TSX rules and applicable securities laws. The plan has been pre-cleared by the TSX and will be implemented effective June 29, 2026.

Consistent with the company’s balance sheet strength, low capital requirements and strong cash generation, this announcement reflects the company’s priority and capacity to return cash to shareholders. The NCIB represents a flexible and tax-efficient way of distributing surplus liquidity to shareholders who choose to participate by selling their shares. In addition, the NCIB will be used to eliminate dilution from shares issued in conjunction with Imperial’s restricted stock unit plan.

ExxonMobil will be permitted to sell its shares to Imperial under the NCIB in order to maintain its proportionate share ownership at approximately 69.6 percent. ExxonMobil advised Imperial that it intends to participate, as it has in prior years, and has established an automatic share disposition plan to facilitate the sale of its shares.

All share purchases will be made through the Toronto Stock Exchange and alternative trading systems in Canada. Shares purchased under the NCIB are cancelled and restored to the status of authorized but unissued shares.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
Imperialoil.ca · youtube.com/ImperialOil · x.com/ImperialOil · linkedin.com/company/Imperial-Oil · facebook.com/ImperialOilLimited

As of the close of business on June 15, 2026, Imperial has 483,592,715 issued and outstanding common shares. The average daily trading volume of Imperial’s common shares from December 1, 2025 to May 31, 2026 was 847,026 shares per day. Imperial’s daily purchase limit under the new program for shares held by shareholders other than ExxonMobil will be 211,756 shares, which represents 25 percent of the average daily trading volume.

The acceptance marks the continuation of Imperial’s most recent normal course share repurchase program that was completed on December 17, 2025. Under the most recent program, the company purchased the maximum 25,452,248 shares that were available, with 7,737,502 shares purchased on the open market and a corresponding 17,714,746 shares purchased from ExxonMobil to maintain its proportionate share ownership at approximately 69.6 percent, representing a total cost of about $3,180 million and an average cost of $124.93 per share.

For further information:

Investor Relations	Media Relations
(587) 962-4401	(587) 476-7010

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
Imperialoil.ca · youtube.com/ImperialOil · x.com/ImperialOil · linkedin.com/company/Imperial-Oil · facebook.com/ImperialOilLimited

Cautionary statement: Statements of future events or conditions in this release, including projections, expectations and estimates are forward-looking statements. Forward-looking statements in this release include references to the company’s low capital requirements, strong cash generation, and priority and capacity to return cash to shareholders; and ExxonMobil’s intention to participate concurrent with the NCIB.

Forward-looking statements are based on the company's current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning future energy demand, supply and mix; commodity prices, foreign exchange rates and general market conditions; the ability to offset any ongoing or renewed inflationary pressures; capital and environmental expenditures; the capture of efficiencies within and between business lines and the ability to maintain near-term cost reductions as ongoing efficiencies; production rates, growth and mix across various assets; project plans, timing, costs, technical evaluations and capacities and the company’s ability to effectively execute on these plans and operate its assets; the degree and timeliness of support that will be provided by policymakers and other stakeholders for various new technologies such as carbon capture and storage; receipt of regulatory and third-party approvals in a timely manner; and applicable laws and government policies, including with respect to climate change, greenhouse gas emissions reductions and low carbon fuels, could differ materially depending on a number of factors.

These factors include global, regional or local changes in supply and demand for oil, natural gas, petroleum and petrochemical products, feedstocks and other market factors, economic conditions and seasonal fluctuations and resulting demand, price, differential and margin impacts, including Canadian and foreign government action with respect to supply levels, prices, trade tariffs, trade sanctions or trade controls, disruptions, realignment or breaking of trade alliances or agreements or a broader breakdown in global trade, and disruption in military alliances or wars; political or regulatory events, including changes in law or government policy, applicable royalty rates, and tax laws; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; failure, delay, reduction, revocation or uncertainty regarding supportive policy and market development for the adoption of emerging lower-emission energy technologies and other technologies that support emissions reductions; the receipt, in a timely manner, of regulatory and third-party approvals, including for new technologies relating to the company’s lower emissions business activities; availability and allocation of capital; availability and performance of third-party service providers, including ExxonMobil global capability centres and other services providers located outside of Canada; effectiveness of company risk management programs and emergency response preparedness; unanticipated technical or operational difficulties; cybersecurity incidents including incidents caused by actors employing emerging technologies such as artificial intelligence; operational hazards and risks; currency exchange rates; general economic conditions, including continued or renewed inflation and the occurrence and duration of economic recessions or downturns; and other factors discussed in “Item 1A Risk factors” and “Item 7 Management’s discussion and analysis of financial condition and results of operations” in Imperial’s most recent annual report on Form 10-K.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
Imperialoil.ca · youtube.com/ImperialOil · x.com/ImperialOil · linkedin.com/company/Imperial-Oil · facebook.com/ImperialOilLimited